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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 16(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 18, 1994

                     BLOCKBUSTER ENTERTAINMENT CORPORATION
                     -------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


   0-12700                                                  75-1849418
   -------                                                  ----------
 (Commission                                              (IRS Employer
 File Number)                                           Identification No.)


           One Blockbuster Plaza
             Ft. Lauderdale, FL                               33301
  ----------------------------------------                  ----------
  (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code (305) 832-3000

                                     N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

        On August 18, 1994, in the action Howell v. Blockbuster Entertainment Corporation et al. (Cause No. 91-10193-M), the District Court in and for Dallas County, Texas entered judgment in favor of the plaintiffs. The Court entered judgment against all defendants, jointly and severally, in the amount of $10,884,003 as compensatory damages, together with an additional sum of $3,791,172 as pre-judgment interest on such amount. In addition, the Court entered separate judgments in the nature of exemplary damages in the amount of $36,280,010 against several defendants, including each of the Registrant and Video Superstore Master Limited Partnership, a dissolved limited partnership that was indirectly wholly-owned by the Registrant at the time of its dissolution. The Court also awarded plaintiffs counsel fees in the amount of $175,000. Finally, the Court directed that the plaintiffs recover from the defendants, jointly and severally, post-judgment interest at the rate of 10% per annum on all amounts awarded from the date of judgment until paid. The Registrant and the other defendants intend to appeal the judgment in such action. Based upon the record and existing authority, the Registrant believes that a Texas appellate court should vacate the judgment entered by the lower court.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BLOCKBUSTER ENTERTAINMENT CORPORATION


                             By:  /s/ Thomas W. Hawkins
                                --------------------------------------------
                                      Thomas W. Hawkins
                                      Senior Vice President, General Counsel and
                                      Secretary




Date:  August 26, 1994